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                                                                    EXHIBIT 99.2

                                 PROLOGIS TRUST
                 Dividend Reinvestment and Stock Purchase Plan

Broker and Nominee Form

By Mail:
To:   BankBoston, N.A.
      c/o Boston EquiServe, L.P.
      P.O. Box XXXX
      Boston, MA 02266-8040
      Telephone: (800) XXX-XXXX

Instructions                     Dated: ____________

     As provided in the prospectus dated April 8, 1999 relating to the ProLogis Trust Dividend Reinvestment and Share Purchase Plan this form is to be used only by a broker, bank, or other nominee directing the reinvestment of all or a portion of the dividends payable to, or making an optional cash purchase under the plan on behalf of, one or more, a beneficial owner(s) whose shares are held in the name of a securities depository.

     The broker, bank, or other nominee submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date of this form; (b) a current copy of the prospectus has been delivered to each beneficial owner on whose behalf the optional cash purchase or initial cash purchase listed below is being transmitted; and (c) the amount of the optional cash purchase listed below does not exceed $5,000 for each beneficial owner represented. BankBoston, N.A. is hereby appointed as agent to apply any optional cash purchases or initial cash purchases toward the purchase of shares under the plan.

     A new broker and nominee form must be completed and submitted each month that an optional cash purchase or initial cash purchase is submitted. This form will not be accepted unless it is completed in its entirety and accompanies the full amount of the optional cash purchase or initial cash purchase.

     For further information about the plan please call (800) XXX-XXXX.


______________________________________________________________________________
Total Initial Cash Purchase or Optional Cash Purchase Amount to be Credited

______________________________________________________________________________
Name of Depository Participant Submitting Payment

______________________________________________________________________________
Participant Number with Depository

______________________________________________________________________________
Contact

______________________________________________________________________________
Name of Depository

______________________________________________________________________________
Name of Beneficial Owner Represented


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Address

_______________________________________________
City             State                Zip

_______________________________________________
Tax I. D. Number

_____________________        _____________________
Telephone                    Fax


________________________________________________
Date


[_] Check if you have not previously participated in either the ProLogis or Meridian Industrial Trust, Inc. plans. Enclose an additional $10 for the initial enrollment fee.

Method of Payment:

Check        Money Order        Other (Specify)
 [_]             [_]                  [_]

*If Investment amount exceeds $5,000 for any beneficial owner a completed "Request for Waiver Form" must accompany this form.

Please enroll my account in the plan as indicated below:

  Full Distribution Reinvestment    Partial Distribution    Optional Cash Only
               [_]                          [_]                    [_]

If you do not indicate a choice, you automatically will default into the full reinvestment election with all dividends reinvested.


_______________________________
Name of Broker, Bank or Nominee

By:____________________________
Name:__________________________
Title:_________________________